                                                                    EXHIBIT 1(e)

                       AMENDMENT DATED DECEMBER 18, 2003

    TO JANUS ADVISER AMENDED AND RESTATED TRUST INSTRUMENT DATED MAY 9, 2003

         Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument is amended to reflect the abolishment and rescission of Dividend Capture Fund as a series of Janus Adviser:

                                   SCHEDULE A

Series of the Trust                                    Available Classes
-------------------                                    -----------------
International Equity Fund                              Investor Class
                                                       Class A Shares
                                                       Class C Shares
                                                       Class I Shares

U.S. Value Fund                                        Investor Class
                                                       Class A Shares
                                                       Class C Shares
                                                       Class I Shares